UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2013

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

IAC/InterActiveCorp (“IAC”) announced that it is reorganizing and that Gregory R. Blatt, the Company’s Chief Executive Officer, has left the role of CEO and has become Chairman of the newly created Match Group, which will initially consist of IAC’s Match businesses, Tutor.com, DailyBurn and IAC’s investment in Skyllzone.  In this capacity, Mr. Blatt will continue to report directly to Barry Diller, the Chairman and Senior Executive of IAC.  In connection with this reorganization, on December 18, 2013, Mr. Blatt entered into a new employment arrangement with IAC.  A summary of the key terms of Mr. Blatt’s new employment agreement and related matters is set forth in Exhibit 99.1 hereto and incorporated herein by reference.

In addition, as of December 18, 2013, Mr. Blatt resigned as a member of IAC’s Board of Directors.  As a result of Mr. Blatt’s changed role, he ceased to be an executive officer of IAC (as defined under the rules and regulations promulgated by the Securities and Exchange Commission).

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits to this Form 8-K

Exhibit No.	Description

99.1	Summary of Key Terms of G. Blatt’s Employment Arrangements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Senior Vice President,
General Counsel and Secretary

Date: December 20, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Summary of Key Terms of G. Blatt’s Employment Arrangements